UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2020

GMS INC.

(Exact name of registrant as specified in charter)

Delaware	001-37784	46-2931287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crescent Centre Parkway, Suite 800 Tucker, Georgia	30084
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 392-4619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
Common Stock, par value $0.01 per share	GMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2020, GMS Inc. (the “Company”) announced the appointment of William Forrest Bell as the Company’s new Chief Accounting Officer, effective September 14, 2020. Mr. Bell served as Chief Accounting Officer of Icahn Automotive Group LLC, an aftermarket automotive parts distribution and service company, from 2018 to 2020. Mr. Bell served as Chief Accounting Officer of Veritiv Corporation, a publicly traded distributor of packaging and paper products and provider of logistics and supply chain management solutions, from 2014 to 2018. From 2006 until 2014, Mr. Bell served as Senior Vice President, Chief Accounting Officer, and Corporate Controller of Crawford & Company.

No family relationships exist between Mr. Bell and any of the Company’s directors or executive officers. There are no arrangements between Mr. Bell and any other person pursuant to which Mr. Bell was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Bell has a material interest subject to disclosures under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMS INC.

Date: August 24, 2020	By:	/s/ Scott M. Deakin
		Name:	Scott M. Deakin
		Title:	Chief Financial Officer